Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of December 20, 2012 (this “Amendment”), to the Credit Agreement dated as of June 8, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”) among QUINTILES TRANSNATIONAL CORP., a North Carolina corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender (in such capacity, the “Swing Line Lender”), L/C Issuer (in such capacity, the “L/C Issuer”) and Collateral Agent (in such capacity, the “Collateral Agent”), J.P. Morgan Securities LLC, Barclays Capital, Citigroup Global Markets, Inc., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as Joint Bookrunners, Barclays Capital, as Syndication Agent, and Citicorp North America, Inc., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC as Co-Documentation Agents. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.01 of the Credit Agreement permits amendment of the Credit Agreement with consent of the Administrative Agent, the Borrower and the Lenders providing the relevant replacement term loan tranche to permit the refinancing of all outstanding Term Loans of any Class with a replacement term loan tranche thereunder;

WHEREAS, the Borrower desires, pursuant to the third paragraph of Section 10.01 of the Credit Agreement, to create a new Class of Term B-2 Loans under the Credit Agreement having identical terms with and having the same rights and obligations under the Loan Documents as, and in the same aggregate principal amount as, the Term B Loans, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Term B Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to exchange all (or such lesser amount allocated to it by the Arrangers) of its Term B Loans for Term B-2 Loans upon effectiveness of this Amendment and thereafter become a Term B-2 Lender, shall be deemed have consented to this Amendment;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit B (a “Joinder”) as an Additional Term B-2 Lender will make Term B-2 Loans in the amount set forth on the signature page of such Person’s Joinder on the effective date of this Amendment to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Exchanged Term B Loans (as defined herein);

WHEREAS, the Loan Parties and Required Lenders wish to make certain other amendments set forth in Section 2 below pursuant to amendments authorized by Section 10.01 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments Relating to the Term B-2 Loans.

Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Additional Term B-2 Commitment” means, with respect to an Additional Term B-2 Lender, the commitment of such Additional Term B-2 Lender to make an Additional Term B-2 Loan on the Amendment No. 2 Effective Date, in the amount set forth on the joinder agreement of such Additional Term B-2 Lender to Amendment No. 2. The aggregate amount of the Additional Term B-2 Commitments of all Additional Term B-2 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B Loans.

“Additional Term B-2 Lender” means a Person with an Additional Term B-2 Commitment to make Additional Term B-2 Loans to the Borrower on the Amendment No. 2 Effective Date, which for the avoidance of doubt may be an existing Term B Lender.

“Additional Term B-2 Loan” means a Loan that is made pursuant to Section 2.01(d)(ii) of the Credit Agreement on the Amendment No. 2 Effective Date.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of December 20, 2012.

“Amendment No. 2 Effective Date” means December 20, 2012, the date on which all conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied.

“Amendment No. 2 Joinder” means the Joinder dated December 20, 2012 entered into on the Amendment No. 2 Effective Date.

“Consolidated Total Company Debt” means, as of any date of determination, the aggregate stated balance sheet amount of Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition) consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and letters of credit to the extent of amounts outstanding under standby letters of credit and unreimbursed for more than 10 days and obligations in respect of Indebtedness evidenced by bonds, debentures, notes or similar instruments; provided that Consolidated Total Company Debt shall not include Indebtedness in respect of obligations of the type described in clauses (b), (c), (d) and (g) of the definition of “Indebtedness” or clause (e) or (h) thereof to the extent relating to such clause (b), (c), (d) or (g), except in the case of any letter of credit, except to the extent of amounts outstanding under standby letters of credit and unreimbursed for more than 10 days.”

“Exchanged Term B Loans” means each Term B Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Term B-2 Loan and the Arrangers have allocated into a Term B-2 Loan.

“Non-Exchanged Term B Loan” means each Term B Loan (or portion thereof) other than an Exchanged Term B Loan.

“Required Term B-2 Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Term B-2 Loans and (b) aggregate unused Term B-2 Commitments; provided that the unused Term B-2 Commitment and the portion of the Outstanding Amount of all Term B-2 Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders; provided, further, that for all purposes under this Agreement and each other Loan Document, the “Required Term B-2 Lenders” shall be calculated in accordance with Section 10.07(k).

“Term B-2 Commitment” means, with respect to a Term B Lender, the agreement of such Term B Lender to exchange the entire principal amount of its Term B Loans (or such lesser amount allocated to it by the Arrangers) for an equal principal amount of Term B-2 Loans on the Amendment No. 2 Effective Date.

“Term B-2 Loan” means an Additional Term B-2 Loan or a Loan that is deemed made pursuant to Section 2.01(d).

“Total Company Leverage Ratio” means as of the end of any fiscal quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated Total Company Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case for Holdings, the Borrower and its Restricted Subsidiaries.

(b) The definitions of “Term B Commitment” and “Term B Loans” in Section 1.01 of the Credit Agreement shall be deleted in their entirety.

(c) All references to “Term B Loan,” “Term B Commitment,” “Term B Loan Facility” and “Term B Lender” in the Credit Agreement and the Loan Documents shall be deemed to be references to “Term B-2 Loan,” “Term B-2 Commitment,” “Term B-2 Loan Facility” and “Term B-2 Lender,” respectively (other than any such references contained in (i)

the introductory paragraphs to the Credit Agreement, (ii) Amendment No. 2 and (iii) Section 2.06(b)).

(d) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Applicable Rate” means a percentage per annum equal to:

(i) with respect to the Term B-1 Loans, 3.25% per annum for Eurodollar Loan and 2.25% per annum for Base Rate Loans;

(ii) with respect to the Term B-2 Loans, the following percentages per annum, based upon the Total Company Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02 means a percentage per annum equal to:

Pricing Level	Total Company Leverage Ratio	Term B-2 Loans that are Eurodollar Rate Loans	Term B-2 Loans that are Base Rate Loans

1	≥ 3.75:1	3.25%	2.25%
2	< 3.75:1	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Company Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02; provided that Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Term B-2 Lenders, as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply); provided, further, that (i) prior to delivery of the Compliance Certificate with respect to the first fiscal quarter beginning after the Amendment No. 2 Effective Date, Pricing Level 1 shall apply (ii) after a Qualifying IPO resulting in gross proceeds of at least $500,000,000, the Applicable Rate for Pricing Level 2 shall be 2.75% per annum for Eurodollar Loan and 1.75% per annum for Base Rate Loans; and

(iii) with respect to the Revolving Credit Loans, unused Revolving Credit Commitments, Letter of Credit fees and Revolving Credit Commitment Fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02 means a percentage per annum equal to:

Applicable Rate
Pricing Level	Total Leverage Ratio	Revolving Credit Loans that are Eurodollar Rate Loans and Letter of Credit Fees	Revolving Credit Loans that are Base Rate Loans	Revolving Credit Commitment Fee Rate

1	≥ 3.25:1	2.75%	1.75%	0.500%
2	< 3.25:1	2.50%	1.50%	0.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02; provided that Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Revolving Lenders, as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply); provided, further, that prior to delivery of the Compliance Certificate with respect to the first fiscal quarter beginning after the Closing Date, Pricing Level 1 shall apply.

(iv) In the event that the Administrative Agent and the Borrower determine in good faith that any financial statement or Compliance Certificate delivered pursuant to Section 6.02 is inaccurate (regardless of whether this Agreement or the Term B-2 Loans are still outstanding or the Revolving Credit Commitments are in effect, as applicable, when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Applicable Rate on either or both of the Term B-2 Loans or the Revolving Credit Loans for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall within three Business Days of demand therefor by the Administrative Agent pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof; provided that any non-payment as a result of any such inaccuracy shall not in any event be deemed retroactively to be an Event of Default pursuant to Section 8.01(a), and such amount payable shall be calculated without giving effect to any additional interest payable on overdue amounts under Section 2.08(b) if paid promptly on demand. This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder.

(e) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” prior to clause (e) thereof and replacing it with a comma and adding immediately prior to the period therein, “(f) Amendment No. 2 and (g) Amendment No. 2 Joinder”.

(f) The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term B-1 Loans or the Term B-2 Loans with the incurrence by any Loan Party of any long-term secured bank debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fee or “original issue discount” shared with all lenders of such loans or Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders of such loan or Loans, as the case may be, and without taking into account any fluctuations in the Eurodollar Rate) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term B-1 Loans or the Term B-2 Loans, as applicable, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term B-1 Loans or the Term B-2 Loans, as applicable.

(g) Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (d) to such Section:

“(d) (i) Subject to the terms and conditions hereof and of Amendment No. 2, each Term B Lender severally agrees to exchange its Exchanged Term B Loans for a like principal amount of Term B-2 Loans on the Amendment No. 2 Effective Date.

(ii) Subject to the terms and conditions hereof and of Amendment No. 2, each Additional Term B-2 Lender severally agrees to make an Additional Term B-2 Loan to the Borrower on the Amendment No. 2 Effective

Date in the principal amount equal to its Additional Term B-2 Commitment on the Amendment No. 2 Effective Date. The Borrower shall prepay the Non-Exchanged Term B Loans with a like amount of the gross proceeds of the Additional Term B-2 Loans, concurrently with the receipt thereof.

(iii) The Borrower shall pay to the Term B Lenders immediately prior to the effectiveness of Amendment No. 2 all accrued and unpaid interest on the Term B Loans to, but not including, the Amendment No. 2 Effective Date on such Amendment No. 2 Effective Date.

(iv) The Term B-2 Loans shall have the same terms as the Term B Loans as set forth in the Credit Agreement and Loan Documents before giving effect to Amendment No. 2, except as modified by Amendment No. 2; it being understood that the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Term B Loans prior to the Amendment No. 2 Effective Date.”

(h) Section 2.05(a)(i) of the Credit Agreement hereby amended by adding the words “and (v)” after the words “clause (iv)” in the first sentence of such section.

(i) Section 2.05(a) of the Credit Agreement is hereby amended by adding the following clause (v) to such Section:

“(v) At the time of the effectiveness of any Repricing Transaction that (x) makes any prepayment of Term B-2 Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction and is consummated prior to the date that is twelve months after the Amendment No. 2 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term B-2 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term B-2 Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

(j) Section 2.06(b) of the Credit Agreement is hereby amended by adding the following clause (v) to such Section:

“(v) The Term B-2 Commitment of each Additional Term B-2 Lender shall be automatically terminated on the Amendment No. 2 Effective

Date upon the borrowing of the Additional Term B-2 Loans on such date.”

(k) Section 2.07(a) of the Credit Agreement is hereby amended by replacing the amortization table therein with the following:

Interest Payment Date	Amortization Payment
December 2012	$5,000,000
March 2013	$5,000,000
June 2013	$5,000,000
September 2013	$5,000,000
December 2013	$5,000,000
March 2014	$5,000,000
June 2014	$5,000,000
September 2014	$5,000,000
December 2014	$5,000,000
March 2015	$5,000,000
June 2015	$5,000,000
September 2015	$5,000,000
December 2015	$5,000,000
March 2016	$5,000,000
June 2016	$5,000,000
September 2016	$5,000,000
December 2016	$5,000,000
March 2017	$5,000,000
June 2017	$5,000,000
September 2017	$5,000,000
December 2017	$5,000,000

(l) Section 6.11 of the Credit Agreement is hereby amended by adding the following paragraph (f) to such Section:

“(f) Use the proceeds of all Term B-2 Loans to refinance the Term B Loans.”

(m) Schedule 2 to the Compliance Certificate attached as Exhibit D to the Credit Agreement is hereby amended by adding the following additional financial ratio calculation at the end thereof:

“Total Company Leverage Ratio:

I.	Consolidated Total Company Debt

	A.	Consolidated Total Company Debt	$

II.	Consolidated EBITDA

	B.	Consolidated EBITDA (from Line II.G in the Section 7.10 – Total Leverage Ratio calculation above)	$

III.	Total Company Leverage Ratio (Line I.A divided by Line II.B)			to 1:0

Section 2.	Other Amendments to Credit Agreement.

Effective as of the Amendment No. 2 Effective Date, the Required Lenders after giving effect to the exchange of Term B Loans into Term B-2 Loans and the borrowing of the Additional Term B-2 Loans hereby agree as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 2 Transaction Expenses” means the fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries, Holdings or any direct or indirect parent thereof in connection with Amendment No. 2, including any such fees, costs and expenses paid in cash, and any fees, costs and expenses related to the refinancing or replacement of Term B Loans with Term B-2 Loans including but not limited to the amortization or other write-off of original issue discount, capitalized financing charges and debt extinguishment charges.”

(b) The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (xii) thereof, deleting the period at the end of clause (xiii) thereof and replacing it with a comma and the word “and”, and adding the following new clause (xiv) to such definition:

“(xiv) Amendment No. 2 Transaction Expenses.”

Section 3.	Representations and Warranties.

The Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 2 Effective Date that:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if qualified by materiality) on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 3, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Amendment No. 2 Effective Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(b) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 4.	Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the Borrower:

(1) executed counterparts of this Amendment;

(2) a Note executed by the Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 2 Effective Date, if any.

(b) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified;

(1) an opinion of (x) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. special counsel to the Borrower and (y) Wollmuth Maher & Deutsche LLP, special New York counsel to the Borrower, in each case, dated the Amendment No. 2 Effective Date and addressed to each L/C Issuer, Arranger, the Administrative Agent and the Lenders, substantially in the form previously provided to the Administrative Agent;

(2) (A) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization or a similar Governmental Authority and (B) a certificate of a Responsible Officer, secretary or assistant secretary of each Loan Party dated the Amendment No. 2 Effective

Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization such Loan Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative (other than in the case of the Borrower), certifying that such certificate or articles of incorporation or organization have not been amended since the Closing Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the Amendment No. 2 Effective Date, or in the alternative (other than in the case of the Borrower), certifying that such by-laws or operating agreements have not been amended since the Closing Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer, secretary or assistant secretary executing the certificate pursuant to this clause (B);

(3) a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (f) and (g) of this Section 4 and that the Term B-2 Loans meet the requirements and conditions to be Replacement Term Loans; and

(4) a Guarantor Consent and Reaffirmation, dated as of the date hereof and executed by each of the Guarantors (the “Guarantor Consent and Reaffirmation Agreement”), whereby each of the Guarantors consents to this Amendment and reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party.

(c) The aggregate principal amount of the Exchanged Term B Loans plus the aggregate principal amount of the Additional Term B-2 Commitments shall equal the aggregate principal amount of the outstanding Term B Loans immediately prior to the effectiveness of this Amendment.

(d) The Borrower shall have paid to the Administrative Agent, for the ratable account of the Term Lenders immediately prior to the Amendment No. 2 Effective Date, all accrued and unpaid interest on the Term B Loans to, but not including, the Amendment No. 2 Effective Date on the Amendment No. 2 Effective Date.

(e) All fees and expenses due to the Administrative Agent, the Arrangers and the Lenders required to be paid on the Amendment No. 2 Effective Date shall have been paid.

(f) No Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

(g) The representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement and Section 3 of this Amendment or any other Loan Document shall be true and correct in all material respects (and in all respects if qualified by materiality) on and as of the date hereof, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (B) that for purposes of this Section 4, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Amendment No. 2 Effective Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(h) To the extent requested by a Term B-2 Lender in writing not less than three (3) Business Days prior to the Amendment No. 2 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(i) The Administrative Agent shall have received a Request for Credit Extension not later than 1:00 p.m. on the Business Day prior to the date of the proposed Credit Extension.

(j) The Administrative Agent shall have received the executed counterparts of the Joinder executed by the Borrower and each Additional Term B-2 Lender.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, the obligations of the Additional Term B-2 Lenders to make Additional Term B-2 Loans will automatically terminate, if each of the conditions set forth or referred to in this Section 4 has not been satisfied at or prior to 5 p.m., New York City time, on December 20, 2012.

Section 5.	Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 6.	Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.	Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.	Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.	Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ Kevin K. Gordon
	Name:	Kevin K. Gordon
	Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Vanessa Chiu
	Name:	Vanessa Chiu
	Title:	Executive Director

EXHIBIT A

CONSENT TO CASHLESS ROLL

CONSENT TO CASHLESS ROLL (this “Consent”) in connection with Amendment No. 2 (“Amendment”) to that certain Credit Agreement, dated as of June 8, 2011 (the “Credit Agreement”), by and among Quintiles Transnational Corp. (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), the Lenders from time to time party thereto and the other parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Existing Term B Lenders / Cashless Settlement

The undersigned Term B Lender hereby irrevocably and unconditionally consents to convert 100% of the outstanding principal amount of the Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the Arrangers) into a Term B-2 Loan in a like principal amount via a cashless roll.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: December , 2012

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of December 20, 2012 (this “Agreement”), by and among JPMORGAN CHASE BANK, N.A. (the “Term B-2 Lender”), Quintiles Transnational Corp. (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Quintiles Transnational Corp., a North Carolina corporation (the “Borrower”), each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended by Amendment No. 2));

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Term B-2 Commitments (the “Additional Term B-2 Commitments”) with existing Term B Lenders and/or Additional Term B-2 Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term B-2 Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-2 Lender hereby agrees to provide the Additional Term B-2 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(d) of the Credit Agreement. The Additional Term B-2 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents

Each Additional Term B-2 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-2 Commitments provided pursuant to this Agreement shall constitute Term B-2 Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Term B-2 Lender hereby agrees to make an Additional Term B-2 Loan to the Borrower in an amount equal to its Additional Term B-2 Commitment on the Amendment No. 2 Effective Date in accordance with Section 2.01(d) of the Credit Agreement.

Each Additional Term B-2 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Additional Term B-2 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-2 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-2 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-2 Commitment set forth on its signature page hereto, effective as of the Amendment No. 1 Effective Date.

For each Additional Term B-2 Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B-2 Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this

Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of December [    ], 2012.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Additional Term B-2 Commitments:

$[ ]

QUINTILES TRANSNATIONAL CORP.

By:
Name:
Title:

Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

B-5